ADDITION OF THE
                           LKCM AQUINAS SMALL CAP FUND
                             LKCM AQUINAS VALUE FUND
                            LKCM AQUINAS GROWTH FUND
                         LKCM AQUINAS FIXED INCOME FUND
                                     TO THE
                       FUND ACCOUNTING SERVICING AGREEMENT
                                     Between
                                   LKCM FUNDS
                                       And
                         U.S. BANCORP FUND SERVICES, LLC
                       Which is dated as of July 10, 1997


WHEREAS, the above parties have entered into a Fund Accounting Servicing Agreement (the "Agreement") whereby U.S. Bancorp Fund Services, LLC ("USBFS") has agreed to provide fund accounting services to LKCM Funds (the "Trust"); and

WHEREAS, the parties would like to add the LKCM Aquinas Small Cap Fund, the LKCM Aquinas Value Fund, the LKCM Aquinas Growth Fund and the LKCM Aquinas Fixed Income Fund, collectively the Funds, to the Agreement;

NOW THEREFORE, the Trust and USBFS agree to add the Funds to the agreement and compensation for the addition of the Funds will be determined annually based on the net assets of the Fund as follows:

         LKCM Aquinas Small Cap Fund
         ---------------------------
         $22,000 for the first $100 million
         1.25 basis points on the next $200 million
         0.75 basis points on the balance

         LKCM Aquinas Value Fund and the LKCM Aquinas Growth Fund
         --------------------------------------------------------
         $30,000 for the first $100 million
         1.25 basis points on the next $200 million
         0.75 basis points on the balance

         LKCM Aquinas Fixed Income Fund
         ------------------------------
         $39,000 for the first $100 million
         2 basis points on the next $200 million
         1 basis point on the balance


Dated this __ day of July, 2005


LKCM FUNDS                                       U.S. BANCORP FUND SERVICES, LLC

BY: ____________________                         BY: __________________________